UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 26, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2006, IA Global, Inc.’s (the “Company”) wholly owned subsidiary Global Hotline, Inc. (“Global Hotline”) received a 300,000,000 Yen, or approximately $2,616,000 at current exchange rates, working capital loan from Mitsui Sumitomo Bank Co. Ltd. On December 29, 2006, the parties entered into an amendment and the loan amount was reduced to 200,000,000 Yen, or approximately $1,683,00 at current exchange rates.. No other conditions of the loan were modified.

On December 26, 2006, Global Hotline’s wholly owned subsidiary IA Partners Co. Ltd. (“IAP”) received a 200,000,000 Yen, or approximately $1,683,000 at current exchange rates, working capital loan from Mitsui Sumitomo Bank Co. Ltd.

The loan requires a quarterly payment of 12,500,000 Yen, or approximately $105,000 at current exchange rates, starting on March 20, 2007 with a final payment due on December 20, 2011. Interest of 2.00% and 3 month TIBOR is paid quarterly starting on June 20, 2007. The loan is guaranteed by the CEO of Global Hotline. There are no covenants or security requirements related to the loan.

A copy of the loan agreements described above are filed as exhibits to this Form 8-K and are incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None
(b)	Pro Forma financial information – None
(c)	N/A
(d)	Exhibits –

Exhibit No.	Description

10.1	Special Bank Credit Facility Contract Amendment dated December 29, 2006 between Global Hotline, Inc. and Mitsui Sumitomo Bank Co. Ltd.

10.2	Special Bank Credit Facility Contract dated December 26, 2006 between IA Partners Co. Ltd. and Mitsui Sumitomo Bank Co. Ltd.

10.3	Mitsui Sumitomo Co. Ltd. Standard Terms and Conditions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: January 16, 2007

By:	/s/ Mark Scott
Mark Scott
President and Chief Financial Officer